Virginia Financial Group, Inc. (VFGI)

and

FNB Corporation (FNBP)

are Combining in a Merger-of-Equals Transaction

July 27, 2007

Caution Regarding Forward-Looking Statements

Statements made in this presentation, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this presentation and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion to earnings that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of VFGI and FNBP intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of VFGI and FNBP and the resulting company, include but are not limited to: (1) the businesses of VFGI and/or FNBP may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines; and (7) other risk factors detailed from time to time in filings made by VFGI or FNBP with the SEC. VFGI and FNBP undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Transaction Summary

Transaction Structure: 100% Stock Swap, Merger-of-Equals

Name of New Company: To be determined prior to close

Fixed Exchange Ratio: 1.5850 VFGI Shares for each FNBP share

Pro Forma Ownership: 48% VFGI; 52% FNBP

Board of Directors: Equal representation

Headquarters: Charlottesville, Virginia

Bank/Operations Center: Christiansburg, Virginia

Pro Forma Market Cap.: Approximately $450 Million

Annual Dividend: $0.64 per share ($1.014 per FNBP equiv. share)

Expected Closing: Late 4Q2007

Required Approvals: Shareholder and regulatory approvals

Due Diligence: Completed

Other: Dual 19.9% Lock-up Option

Company Comparison

VFGI FNBP

Balance Sheet

Assets $1,601,153 $1,529,670 Net Loans 1,210,309 1,145,911 Total Deposits 1,277,755 1,275,202 Tangible Equity 135,780 129,094

Last Twelve Months Profitability

ROAA 1.20% 1.14% ROAE 12.96 10.21 Efficiency Ratio 60.41 57.72 Net Interest Margin 4.17 3.95 Non-Int. Income / Avg. Assets 0.98 0.99 Non-Int. Expense / Avg. Assets 2.97 2.74

Market Capitalization ($mm) $220.8 $228.0 Branches: Deposit Branches 40 27 Loan Production Offices 2 2

Notes: Financial Data as of March 31, 2007. Dollars in Thousands

Senior Management Team

Chairman of the Board: Bill Heath (FNBP)

President and CEO: Ed Barham (VFGI)

Chief Financial Officer: Jeff Farrar (VFGI)

Chief Operating Officer: Litz Van Dyke (VFGI)

Bank President: Greg Feldmann (FNBP)

Chairman of Bank Board: Raymond Smoot, Jr. (FNBP)

Transaction Rationale

Creates the largest independent bank headquartered in Virginia

Combines the best banking talent from both VFGI and FNBP

Creates a Wealth Management division with nearly $1 billion of assets under management

Expands presence in the highly attractive Virginia marketplace

Enhances competitive position

Expected to be accretive to Earnings Per Share for both VFGI and FNBP in first full year following close

Increases stock trading liquidity and market capitalization

Significantly improves the possibility that combined company could be included in the Russell 3000 Index in 2008

Pro Forma Franchise

#1—Largest Bank Holding Company Headquartered in Virginia Ranked by Assets

#1—Largest Bank Holding Company Headquartered in Virginia Ranked by Loans

#1—Largest Bank Holding Company Headquartered in Virginia Ranked by Deposits*

#2—Second Most Branches of Any Virginia-Based Bank Holding Company

NOTE: Excludes Capital One Financial Corp, E*Trade Financial Corp, Countrywide Financial Corp., and UNIFI Mutual Holding Co.

* Deposit Data at June 30, 2006 Adjusted for all Pending and Completed Mergers as of 7/19/2007. Dollars in thousands.

Source: SNL Securities

Branch Map

Harrisonburg Culpeper

Staunton

Fredericksburg

Charlottesville

Roanoke

Christiansburg

VFGI

LPO FNBP

LPO

Virginia Deposit Market Share

Rank	Ticker	Company Name	City	State	# of Branches	Virginia Deposits *	Market Share
1	WB	Wachovia Corp.	Charlotte	NC	649	$25,465,221	19.97 %
2	BBT	BB&T Corp.	Winston-Salem	NC	686	19,411,042	15.22
3	BAC	Bank of America Corp.	Charlotte	NC	254	16,900,970	13.25
4	STI	SunTrust Banks Inc.	Atlanta	GA	355	14,083,510	11.05
5	C	Citigroup Inc.	New York	NY	9	6,906,541	5.42
6		**Pro Forma Combined Company**	**Charlottesville**	**VA**	**67**	**2,595,278**	**2.04**
6	PNC	PNC Financial Services Group	Pittsburgh	PA	73	2,346,076	1.84
7		B.F. Saul Company	Chevy Chase	MD	109	2,287,460	1.79
8	CARE	Carter Bank & Trust	Martinsville	VA	95	2,099,405	1.65
9	UBSI	United Bankshares Inc.	Charleston	WV	61	1,996,530	1.57
10	UBSH	Union Bankshares Corp.	Bowling Green	VA	60	1,663,505	1.30
11	TOWN	TowneBank	Portsmouth	VA	22	1,619,993	1.27
12	VCBI	Virginia Commerce Bancorp Inc.	Arlington	VA	21	1,432,267	1.12
13	**VFGI**	**Virginia Financial Group**	**Culpeper**	**VA**	**40**	**1,303,200**	**1.02**
14	**FNBP**	**FNB Corp.**	**Christiansburg**	**VA**	**27**	**1,292,078**	**1.01**
15	BHRB	Burke & Herbert Bank & Trust	Alexandria	VA	16	1,155,366	0.91
16	CFNL	Cardinal Financial Corp.	McLean	VA	26	1,127,857	0.88
17	FCNCA	First Citizens BancShares Inc.	Raleigh	NC	54	1,103,768	0.87
18		Ukrop's Super Markets Inc.	Richmond	VA	39	1,004,389	0.79
19	FULT	Fulton Financial Corp.	Lancaster	PA	9	905,814	0.71
20	NKSH	National Bankshares Inc.	Blacksburg	VA	31	746,787	0.59

NOTE: Excludes Capital One Financial Corp, E*Trade Financial Corp, Countrywide Financial Corp., and UNIFI Mutual Holding Co.

* Deposit Data at June 30, 2006 Adjusted for all Pending and Completed Mergers as of 7/19/2007. Dollars in thousands.

Source: SNL Securities

VFGI/FNBP Home Markets Deposit Market Share

Rank	Ticker	Company Name	City	State	# of Branches	Virginia Deposits *	Market Share
1	WB	Wachovia Corp.	Charlotte	NC	112	4,142,628	19.83 %
2	BBT	BB&T Corp.	Winston-Salem	NC	156	3,495,023	16.73
3	STI	SunTrust Banks Inc.	Atlanta	GA	90	2,613,592	12.51
4		**Pro Forma Combined Company**	**Charlottesville**	**VA**	**67**	**2,595,278**	**12.43**
5	BAC	Bank of America Corp.	Charlotte	NC	44	1,924,322	9.21
6	**VFGI**	**Virginia Financial Group**	**Culpeper**	**VA**	**40**	**1,303,200**	**6.24**
6	**FNBP**	**FNB Corp.**	**Christiansburg**	**VA**	**27**	**1,292,078**	**6.19**
7	CARE	Carter Bank & Trust	Martinsville	VA	44	819,149	3.92
8	UBSH	Union Bankshares Corp.	Bowling Green	VA	19	663,163	3.17
9	NKSH	National Bankshares Inc.	Blacksburg	VA	16	487,304	2.33
10	UBSI	United Bankshares Inc.	Charleston	WV	15	406,429	1.95
11	FCNCA	First Citizens BancShares Inc.	Raleigh	NC	24	397,779	1.90
12	VYFC	Valley Financial Corp.	Roanoke	VA	8	395,042	1.89
13	PNC	PNC Financial Services Group	Pittsburgh	PA	9	383,241	1.83
14	FMBM	F & M Bank Corp.	Timberville	VA	9	277,422	1.33
15	CFFC	Community Financial Corp.	Staunton	VA	6	226,106	1.08

* Deposit Data at June 30, 2006 Adjusted for all Pending and Completed Mergers as of 7/19/2007. Dollars in thousands.

Data includes all counties where FNBP or VFGI have a branch office.

Source: SNL Securities

Overview of Virginia Financial Group, Inc.

Headquartered in Charlottesville, Virginia

Operates two banking subsidiaries, Second Bank & Trust and Planters Bank, with a total of 40 branches

Assets over $1.6 billion, deposits of $1.3 billion and equity of $153 million

#1 Deposit Market Share in four Virginia Counties

5 year EPS Compound Annual Growth Rate of 11.3%

Middle-market commercial banking tradition with three lines of business:

Retail Banking

Commercial Banking

Wealth Management

Market Capitalization: $221 million

Overview of FNB Corporation

Headquartered in Christiansburg, Virginia

Assets of $1.5 billion, deposits of $1.3 billion and equity of $176 million

Through its subsidiary, First National Bank, the Corporation operates 27 full-service branches and 2 loan production offices

#1 Deposit Market Share in four Virginia Counties

Community Bank model with four lines of business:

Retail Banking

Commercial Banking

Private Banking

Wealth Management

Growing financial services niche

Market Capitalization: $228 million

Overview of Combined Company

Creates a Virginia financial services holding company with over $3 billion in assets with strong growth profile

Commercial banking foundation

Strong core deposits

Significant Virginia market presence

#1 deposit market share in 3 of 7 MSAs, top five in 5 of 7

Top five deposit market share in 22 of 32 counties

Geographic diversification of loan portfolio and increased legal lending limit

Growing fee income businesses

Strong capital base

Pro Forma $450 Million Market Capitalization

Enhances strategic position in the merger market arena

Increased opportunity for growth through de novo branching and/or acquisitions

Expected Source of Cost Savings

Personnel $5,761,633

Occupancy / Equipment 326,004

Operations / Technology Reductions 859,679

Corporate / Other 2,501,430

Total (Pre-Tax) $9,448,746

Loan Portfolio

VFGI FNBP

Pro Forma

Commercial R/E Consumer Commercial R/E

Consumer Consumer 20.5% 7.5% 30.3% Commercial R/E 2.6% 5.2% 37.3% C&I

8.1% C&I

9.1%

C&I 8.9% Multifamily 4.5% Multifamily Multifamily 4.4% 0.5% 1-4 Family 36.8% 1-4 Family 1-4 Family Const & Dev 32.7% Const & Dev 26.2% Const & Dev 20.7% 21.4% 18.4%

Other Other Other 2.1% 1.1% 1.7%

Total Loans: Total Loans: Total Loans: $1.23 billion $1.16 billion $2.39 billion Loan/Deposit Ratio: Loan/Deposit Ratio: Loan/Deposit Ratio: 95.8% 90.7% 93.3%

Deposit Base

VFGI FNBP

Pro Forma

MMDA & Savings

MMDA & Savings MMDA & Savings 38.3% Jumbo CDs Jumbo CDs Jumbo CDs 40.7% 43.2% 16.6% 15.2% 15.9%

Transaction

7.2% Transaction Transaction 4.3% 1.5%

Retail CDs Demand

Retail CDs

31.8% Retail CDs 2.0% Demand Demand 34.6% 37.4% 4.4% 6.8%

Total Deposits: Total Deposits: Total Deposits: $1.28 billion $1.28 billion $2.56 billion

Virginia Financial Group, Inc.

Financial Information 2003 2004 2005 2006 Q1 2007 Total Assets $1,387,211 $1,449,608 $1,505,184 $1,625,989 $1,601,153 Total Investment Securities 360,041 286,856 241,032 264,141 259,909 Total Net Loans 918,120 1,055,584 1,138,718 1,210,772 1,210,309 Total Deposits 1,210,774 1,257,164 1,255,509 1,318,281 1,277,755 Total Equity 119,830 127,089 136,105 150,652 153,383 Net Income 13,492 15,203 18,216 19,497 4,018 Earnings Per Share

1.25 1.41 1.68 1.80 0.37

Ratio Analysis

ROAA 1.13 1.07 1.23 1.24 1.00 ROAE 11.47 12.40 13.86 13.57 10.62 Efficiency Ratio 63.02 60.08 59.09 59.58 63.48 Total Equity / Total Assets 8.64 8.77 9.04 9.27 9.58 Loans / Deposits 76.21 84.44 91.04 92.37 95.32

Note: Dollars in Thousands

FNB Corporation

Financial Information 2003 2004 2005 2006 Q1 2007 Total Assets $1,326,811 $1,396,116 $1,481,482 $1,518,715 $1,529,670 Total Investment Securities 193,237 156,732 171,340 189,479 195,253 Total Net Loans 994,108 1,101,210 1,157,102 1,174,642 1,145,911 Total Deposits 1,048,802 1,124,267 1,217,006 1,262,982 1,275,202 Total Equity 141,108 150,001 160,476 173,417 176,339 Net Income 12,932 14,247 17,533 17,912 4,027 Earnings Per Share 2.01 1.95 2.39 2.41 0.54

Ratio Analysis

ROAA 1.14 1.04 1.22 1.19 1.07 ROAE 11.26 9.82 11.35 10.81 9.20 Efficiency Ratio 58.85 56.49 54.89 56.81 58.95 Total Equity / Total Assets 10.64 10.74 10.83 11.42 11.53 Loans / Deposits 95.34 98.15 95.59 92.64 90.15

Note: Dollars in Thousands